Exhibit 99.1
Ichor Holdings, Ltd. Announces First Quarter 2025 Financial Results
FREMONT, Calif., May 5, 2025–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced first quarter 2025 financial results.
First quarter 2025 highlights:
•Revenues of $244.5 million;
•Gross margin of 11.7% on a GAAP basis and 12.4% on a non‑GAAP basis; and
•Earnings (loss) per share of $(0.13) on a GAAP basis and $0.12 on a non-GAAP basis.
“The overall spending environment for semiconductor wafer fab equipment continues to be quite healthy as we enter 2025, with demand signals remaining relatively consistent across our primary served markets,” commented Jeff Andreson, Ichor’s CEO. “That said, the policy uncertainty playing out in Washington is beginning to challenge the clarity of demand visibility through the year, leading us to take a more conservative view for the second quarter. As we step back and view the year as a whole, at this time we anticipate revenue volumes will be reasonably balanced between the first half and second half – indicating Ichor’s revenue growth profile continues to exceed expectations for overall industry growth in 2025. Within that revenue profile, we expect to drive meaningful gross margin improvement as we progress through 2025, as we mature the processes integrating our internal component supply into our high-volume gas panel manufacturing operations.”

	Q1 2025	Q4 2024	Q1 2024
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$244,465	$233,291	$201,383
Gross margin	11.7%	11.6%	11.4%
Operating margin	(0.5)%	(0.5)%	(1.9)%
Net loss	$(4,559)	$(3,943)	$(8,989)
Diluted EPS	$(0.13)	$(0.12)	$(0.30)

	Q1 2025	Q4 2024	Q1 2024
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	12.4%	12.0%	12.2%
Operating margin	2.7%	2.4%	1.2%
Net income (loss)	$4,236	$2,761	$(2,712)
Diluted EPS	$0.12	$0.08	$(0.09)

U.S. GAAP Financial Results Overview
For the first quarter of 2025, revenue was $244.5 million, net loss was $(4.6) million, and net loss per diluted share (“diluted EPS”) was $(0.13). This compares to revenue of $233.3 million and $201.4 million, net loss of $(3.9) million and $(9.0) million, and diluted EPS of $(0.12) and $(0.30), for the fourth quarter of 2024 and first quarter of 2024, respectively.

Non-GAAP Financial Results Overview
For the first quarter of 2025, non-GAAP net income was $4.2 million and non-GAAP diluted EPS was $0.12. This compares to non-GAAP net income (loss) of $2.8 million and $(2.7) million, and non-GAAP diluted EPS of $0.08 and $(0.09), for the fourth quarter of 2024 and first quarter of 2024, respectively.

Second Quarter 2025 Financial Outlook
For the second quarter of 2025, we expect the following:

	Low-End	Mid-Point	High-End
Revenue	$225 million	$235 million	$245 million
GAAP diluted EPS	$(0.06)	$(0.01)	$0.04
Non-GAAP diluted EPS	$0.10	$0.16	$0.22
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $4.8 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the first quarter of 2025 with cash and cash equivalents of $109.3 million, an increase of $0.6 million from the prior year ended December 27, 2024. The increase was primarily due to net cash provided by operating activities of $19.0 million and net cash received from share-based compensation of $2.0 million, partially offset by capital expenditures of $18.5 million and net payments on our credit facilities of $1.9 million.
Our cash provided by operating activities of $19.0 million for the first quarter of 2025 consisted of net non-cash charges of $12.5 million, consisting primarily of depreciation and amortization of $8.1 million and share-based compensation expense of $4.1 million, and a decrease in our net operating assets and liabilities of $11.0 million, partially offset by net loss of $4.6 million.
The decrease in our net operating assets and liabilities of $11.0 million during the first quarter of 2025 was primarily due to an increase in accounts payable of $14.3 million and a decrease in accounts receivable of $6.8 million, partially offset by an increase in inventories of $13.4 million.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP ("GAAP") results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income (loss), non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including transaction-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our first quarter 2025 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/register/ichor050525/en.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13752948. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended March 28, 2025, December 27, 2024, and March 29, 2024 were each 13 weeks. References to the first quarter of 2025, fourth quarter of 2024, and first quarter of 2024 relate to the three-month periods then ended. Our fiscal years ended December 26, 2025 and December 27, 2024 are each 52 weeks. References to 2025 and 2024 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our second fiscal quarter of 2025, statements regarding the current business environment, revenue levels in 2025 and beyond, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2025 and beyond, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: geopolitical, economic and market conditions, including high inflation, changes to trade, fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East; dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry; reliance on a very small number of original equipment manufacturers ("OEMs") for a significant portion of sales; negotiating leverage held by our customers; competitiveness and rapid evolution of the industries in which we participate; keeping pace with developments in the industries we serve and with technological innovation generally; designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers; managing our manufacturing and procurement process effectively; defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation; and our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 27, 2024 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	March 28, 2025	December 27, 2024	March 29, 2024
Assets
Current assets:
Cash and cash equivalents	$109,281	$108,669	$102,124
Accounts receivable, net	79,859	86,619	73,371
Inventories	263,454	250,102	240,679
Prepaid expenses and other current assets	7,240	7,230	5,047
Total current assets	459,834	452,620	421,221
Property and equipment, net	103,372	94,867	92,792
Operating lease right-of-use assets	42,232	44,461	37,202
Other noncurrent assets	15,066	15,182	12,621
Deferred tax assets, net	4,069	4,316	3,008
Intangible assets, net	46,638	48,716	55,142
Goodwill	335,402	335,402	335,402
Total assets	$1,006,613	$995,564	$957,388
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$102,532	$91,719	$61,320
Accrued liabilities	17,326	15,992	15,452
Other current liabilities	10,149	8,965	7,051
Current portion of long-term debt	7,500	7,500	7,500
Current portion of lease liabilities	11,409	11,494	9,926
Total current liabilities	148,916	135,670	101,249
Long-term debt, less current portion, net	119,264	121,023	124,424
Lease liabilities, less current portion	31,632	34,189	28,339
Deferred tax liabilities, net	1,555	1,555	1,169
Other non-current liabilities	4,885	4,791	4,975
Total liabilities	306,252	297,228	260,156
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 34,113,204, 33,859,542, and 33,467,846 shares outstanding, respectively; 38,550,643, 38,296,981, and 37,905,285 shares issued, respectively)	3	3	3
Additional paid in capital	612,644	606,060	593,125
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Retained earnings	179,292	183,851	195,682
Total shareholders’ equity	700,361	698,336	697,232
Total liabilities and shareholders’ equity	$1,006,613	$995,564	$957,388

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024
Net sales	$244,465	$233,291	$201,383
Cost of sales	215,943	206,299	178,389
Gross profit	28,522	26,992	22,994
Operating expenses:
Research and development	5,874	5,850	5,370
Selling, general, and administrative	21,742	20,131	19,219
Amortization of intangible assets	2,078	2,263	2,146
Total operating expenses	29,694	28,244	26,735
Operating loss	(1,172)	(1,252)	(3,741)
Interest expense, net	1,646	1,674	4,096
Other expense, net	81	272	239
Loss before income taxes	(2,899)	(3,198)	(8,076)
Income tax expense	1,660	745	913
Net loss	$(4,559)	$(3,943)	$(8,989)
Net loss per share:
Basic	$(0.13)	$(0.12)	$(0.30)
Diluted	$(0.13)	$(0.12)	$(0.30)
Shares used to compute Net loss per share:
Basic	33,998,364	33,780,298	30,010,971
Diluted	33,998,364	33,780,298	30,010,971

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024
Cash flows from operating activities:
Net loss	$(4,559)	$(3,943)	$(8,989)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	8,058	7,976	7,556
Share-based compensation	4,123	4,591	2,375
Deferred income taxes	247	(564)	140
Amortization of debt issuance costs	116	116	116
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	6,760	(2,469)	(6,650)
Inventories	(13,352)	(10,743)	5,206
Prepaid expenses and other assets	2,837	(717)	1,735
Accounts payable	14,307	6,364	3,405
Accrued liabilities	1,804	(1,916)	1,020
Other liabilities	(1,364)	(1,183)	(1,110)
Net cash provided by (used in) operating activities	18,977	(2,488)	4,804
Cash flows from investing activities:
Capital expenditures	(18,481)	(4,398)	(4,490)
Net cash used in investing activities	(18,481)	(4,398)	(4,490)
Cash flows from financing activities:
Issuance of ordinary shares, net of fees	—	—	136,738
Issuance of ordinary shares under share-based compensation plans	4,004	2,201	3,335
Employees' taxes paid upon vesting of restricted share units	(2,013)	(1,218)	(1,343)
Repayments on revolving credit facility	—	—	(115,000)
Repayments on term loan	(1,875)	(1,875)	(1,875)
Net cash provided by (used in) financing activities	116	(892)	21,855
Net increase (decrease) in cash	612	(7,778)	22,169
Cash at beginning of period	108,669	116,447	79,955
Cash at end of period	$109,281	$108,669	$102,124
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$2,251	$2,449	$4,833
Cash paid during the period for taxes, net of refunds	$560	$1,529	$702
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$1,467	$4,961	$267
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$11,747	$2,810

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024
U.S. GAAP gross profit	$28,522	$26,992	$22,994
Non-GAAP adjustments:
Share-based compensation	707	912	776
Other (1)	1,087	—	748
Non-GAAP gross profit	$30,316	$27,904	$24,518
U.S. GAAP gross margin	11.7%	11.6%	11.4%
Non-GAAP gross margin	12.4%	12.0%	12.2%
(1)Represents severance costs associated with our global reduction-in-force programs. Additionally, the first quarter of 2025 includes severance costs incurred in connection with the planned exit from our Scotland operations.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Loss to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024
U.S. GAAP operating loss	$(1,172)	$(1,252)	$(3,741)
Non-GAAP adjustments:
Amortization of intangible assets	2,078	2,263	2,146
Share-based compensation	4,123	4,591	2,375
Transaction-related costs (1)	—	—	785
Other (2)	1,546	—	867
Non-GAAP operating income	$6,575	$5,602	$2,432
U.S. GAAP operating margin	(0.5)%	(0.5)%	(1.9)%
Non-GAAP operating margin	2.7%	2.4%	1.2%
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs. Additionally, the first quarter of 2025 includes severance costs incurred in connection with the planned exit from our Scotland operations.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024
U.S. GAAP net loss	$(4,559)	$(3,943)	$(8,989)
Non-GAAP adjustments:
Amortization of intangible assets	2,078	2,263	2,146
Share-based compensation	4,123	4,591	2,375
Transaction-related costs (1)	—	—	785
Other (2)	1,546	—	867
Tax adjustments related to non-GAAP adjustments (3)	711	(150)	104
Tax expense from valuation allowance (4)	337	—	—
Non-GAAP net income (loss)	$4,236	$2,761	$(2,712)
U.S. GAAP diluted EPS	$(0.13)	$(0.12)	$(0.30)
Non-GAAP diluted EPS	$0.12	$0.08	$(0.09)
Shares used to compute non-GAAP diluted EPS	34,206,989	34,025,666	30,010,971
(1)Represents transaction-related costs incurred in connection with our acquisitions pipeline.
(2)Represents severance costs associated with our global reduction-in-force programs. Additionally, the first quarter of 2025 includes severance costs incurred in connection with the planned exit from our Scotland operations.
(3)Adjusts GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis.
(4)During the first quarter of 2025, we recorded a valuation allowance against the deferred tax assets from of Scotland and Korea operations.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended
	March 28, 2025	December 27, 2024	March 29, 2024
Net cash provided by (used in) operating activities	$18,977	$(2,488)	$4,804
Capital expenditures	(18,481)	(4,398)	(4,490)
Free cash flow	$496	$(6,886)	$314